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                                               Filed pursuant to Rule 424 (B)(3)
                                               Registration Number 333-105242


Prospectus Addendum to the Prospectus Supplement dated December 22, 2003 - No. 348 to the
Prospectus dated May 21, 2003 and to the Prospectus Supplement dated
December 9, 2003

                        THE GOLDMAN SACHS GROUP, INC.
                         Medium-Term Notes, Series B
                               _______________

                                 $12,612,000
                       Index-Linked Notes due June 2009
                       (Linked to the Nikkei 225 Index)
                                ______________

        The accompanying prospectus supplement dated December 22, 2003 - no. 348 states on its cover page an initial index level for the Nikkei 225 Index of 10,372,051. The correct initial index level is 10,372.51, as stated elsewhere in the accompanying prospectus supplement dated December 22, 2003 - no. 348.

        You should read the terms of the accompanying prospectus supplement dated December 22, 2003 - no. 348, which describes the specific terms of the offered notes, together with the accompanying prospectus supplement dated December 9, 2003 and the accompanying prospectus dated May 21, 2003.

        Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus addendum and the accompanying prospectus supplement dated December 22, 2003 - no. 348 in connection with market-making transactions of the offered notes.

                               _______________

                             GOLDMAN, SACHS & CO.
                               _______________

                 Prospectus Addendum dated December 29, 2003.